EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
CUISINE SOLUTIONS, INC.:

We have issued our report dated September 14, 2004 accompanying the consolidated financial statements and schedule included in the Annual Report of Cuisine Solutions, Inc. on Form 10-K for the year ended June 26, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Cuisine Solutions on Forms S-8 (Nos. 33-60614 and 33-60616).

GRANT THORNTON LLP

Vienna, Virginia
September 14, 2004